Exhibit 99.173

North Valley Bancorp Reports Results for the Fourth
 Quarter and Year Ended December 31, 2009

March 31, 2010 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $884 million in assets, today filed its Annual Report on Form 10-K for the year ended December 31, 2009.  North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

Michael J. Cushman, President and Chief Executive Officer, stated, “2009 was a challenging year for many community banks as a result of the depth of the recession; specifically, its impact on residential development projects.  We continue to execute our strategy of reducing exposure to those loans that were most impacted by this event and since 2007 that portfolio has been reduced by 60%.  In 37 years of business we have successfully navigated through a number of business cycles.  We continue to be focused on current challenges while being poised for opportunities that position the Company well for the future.”

The Company reported a net loss for the fourth quarter ended December 31, 2009 of $19,340,000, or $2.58 per diluted share, compared to net income of $854,000, or $0.11 per diluted share, for the same period in 2008.  The primary reason for the loss was a goodwill impairment charge of $15,187,000, or $2.03 per diluted share.  This fourth quarter 2009 earnings charge for goodwill impairment was a non-cash charge of $15,187,000 with no effect on the Company and Bank’s cash balances, liquidity or tangible equity capital. Similarly, since goodwill is excluded when calculating regulatory capital, the Company’s and Bank’s regulatory capital ratios were not significantly affected by the charge.  On a non-GAAP basis, excluding the goodwill charge of $15,187,000, the Company would have recorded a loss of $4,153,000, or $0.55 per diluted share, for the fourth quarter of 2009 and a loss of $10,665,000, or $1.42 per diluted share for the year ended December 31, 2009.  The Company reported a net loss for the year ended December 31, 2009 of $25,852,000, or $3.45 per diluted share, compared to a net loss of $1,794,000, or $0.24 per diluted share, for the year ended December 31, 2008.  Kevin R. Watson, Chief Financial Officer, stated that, “A significant contributor to the operating loss reported in the fourth quarter and the year was a one-time, non-cash accounting charge to goodwill in the amount of $15,187,000.  This charge has no impact on the Bank’s cash balances, liquidity or tangible equity ratios.”

The Company recorded provisions for loan and lease losses of $9,000,000 and $26,500,000 for the fourth quarter and year ended December 31, 2009, respectively, compared to provisions for loan and lease losses of $3,000,000 and $12,100,000 for the fourth quarter and year ended December 31, 2008.  The allowance for loan and lease losses at December 31, 2009 was $18,539,000, or 3.08% of total loans, compared to $11,327,000, or 1.63% of total loans at December 31, 2008.

At December 31, 2009, the Company’s Total Risk-based Capital was $87,791,000, and its risk-based capital ratios were:  Total Risk-based Capital ratio – 12.19%; Tier 1 risk-based Capital ratio – 9.09%; and Tier 1 Leverage ratio – 7.16%.  The Bank’s Total Risk-based Capital was $89,015,000, and its risk-based capital ratios were:  Total Risk-based Capital ratio – 12.38%; Tier 1 risk-based Capital ratio – 11.11%; and Tier 1 Leverage ratio – 8.80%.

At December 31, 2009, total assets were $884,362,000, an increase of $4,811,000 from $879,551,000 at December 31, 2008.  The loan portfolio totaled $602,417,000 at December 31, 2009, a decrease of $91,005,000, or 13.1%, compared to December 31, 2008.  The Company was successful in decreasing its Real Estate – Construction portfolio during the year by $44,644,000 from $136,755,000 at December 31, 2008 to $92,111,000 at December 31, 2009.  This reduction was primarily from principal reductions and pay-offs but was also a result of certain charge-offs and properties taken into other real estate owned (OREO).  Commercial loans and Real Estate – Commercial loans decreased $25,516,000 and $13,181,000, respectively.  The loan to deposit ratio at December 31, 2009 was 76.6% as compared to 91.9% at December 31, 2008.

Total deposits grew by $32,865,000, or 4.4%, to $787,809,000 at December 31, 2009, driven by increases in saving and money market deposits of $32,693,000, interest bearing demand deposits of $8,343,000, and time deposits of $1,156,000, offset by a decrease in noninterest bearing demand of $9,327,000.  Available-for-sale investment securities and Federal funds sold increased $69,990,000 and $48,250,000, respectively, improving the Company’s liquidity position.  The increase in securities and Federal funds sold was the result of the increase in deposits and decrease in loans, as part of the Company’s strategy to increase its on-balance sheet liquidity.

Credit Quality

The overall level of nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $7,864,000 to $46,598,000 at December 31, 2009 from $54,462,000 at September 30, 2009.  During the fourth quarter of 2009, the Company added eleven loans totaling $8,507,000 to nonperforming loans.  These additions were offset by reductions in nonperforming loans totaling $16,371,000 due primarily to charge-offs of $9,970,000, transfers to OREO of eleven properties totaling $4,802,000, and collections received on certain loans.

Nonperforming loans totaled $46,598,000 at December 31, 2009, an increase of $27,662,000 from the December 31, 2008 balance of $18,936,000.  Nonperforming loans as a percentage of total loans were 7.74% at December 31, 2009, compared to 2.73% at December 31, 2008.

Nonperforming assets (nonperforming loans and OREO) totaled $58,975,000 at December 31, 2009, an increase of $29,631,000 from the December 31, 2008 balance of $29,344,000.  Nonperforming assets as a percentage of total assets were 6.67% at December 31, 2009 compared to 3.34% at December 31, 2008.

The Company’s OREO properties increased $4,452,000 to $12,377,000 at December 31, 2009 from $7,925,000 at September 30, 2009.  The increase in OREO was due to the transfer of eleven properties totaling $4,802,000 which was partially offset by the write-down of OREO of $164,000 and the disposition of one OREO property during the fourth quarter of 2009 for $163,000.  The Company recorded a loss on the sale of OREO of $23,000.

Gross loan and lease charge offs for the fourth quarter of 2009 were $9,970,000 and recoveries totaled $86,000 resulting in net charge offs of $9,884,000 compared to gross loan and lease charge offs for the fourth quarter of 2008 of $1,724,000 and recoveries totaled $92,000 resulting in net charge offs of $1,632,000.  Gross charge offs for the year ended December 31, 2009 were $20,744,000 and recoveries totaled $1,456,000 resulting in net charge offs of $19,288,000 compared to gross charge offs for the year ended December 31, 2008 of $11,805,000 and recoveries totaled $277,000 resulting in net charge offs of $11,528,000.

During the fourth quarter of 2009, the Company identified eleven loans totaling $8,507,000 as nonaccrual loans, which were made up primarily of three relationships.  The largest relationship of this group is a commercial real estate loan in the amount of $2,879,000 for a single-tenant commercial building located in Sacramento County.  This property has a current appraisal, and a specific reserve of $944,000 has been established for this loan.  The second largest customer relationship in this group is a residential land acquisition and development loan in the amount of $2,468,000 located in Sonoma County.  This property has a current appraisal, and a specific reserve of $862,000 has been established for this loan.  The third largest customer relationship in this group represents two residential land acquisition and development loans in the amount of $1,738,000 located in Shasta County.  These properties have current appraisals and specific reserves totaling $384,000 have been established for these loans. The remaining seven loans in this group that were placed on nonaccrual during the fourth quarter of 2009 total $1,422,000 and have specific reserves of $228,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $581,000, or 7.1%, for the three months ended December 31, 2009 compared to the same period in 2008.  Interest income decreased by $1,435,000, primarily due to both a lower yield on earning assets and a decrease in the average balances of earning assets and secondarily due to foregone interest income of $617,000 for the loans currently on nonaccrual status.  Partially offsetting this was a decrease in interest expense of $854,000, or 23.0%, due to a decrease in the rates paid on deposits and a decrease in the average balance of borrowings for the quarter ended December 31, 2009 compared to the same period in 2008.  Average loans decreased $77,006,000 in the fourth quarter of 2009 compared to the fourth quarter of 2008 and the yield on the loan portfolio decreased 37 basis points to 5.89% for the fourth quarter of 2009.  Overall, average earning assets increased $36,888,000 in the fourth quarter of 2009 compared to the fourth quarter of 2008.  Average yields on earning assets decreased 96 basis points from the quarter ended December 31, 2008, to 5.06% for the quarter ended December 31, 2009 while the average rate paid on interest-bearing liabilities decreased by 67 basis points to 1.66%.  The Company’s net interest margin (tax equivalent basis) for the quarter ended December 31, 2009 was 3.68%, a decrease of 47 basis points from 4.15% for the fourth quarter in 2008 and remained flat from the net interest margin (tax equivalent basis) of 3.68% for the linked quarter ended September 30, 2009.  “The foregone interest from the level of nonperforming loans reduced our net interest margin by approximately 30 basis points in the fourth quarter of 2009.  We continue to recognize improvement on the rates paid on our interest bearing liabilities which decreased 18 basis points from the linked quarter,” commented Mr. Watson.  Net interest income decreased $3,903,000 for the year ended December 31, 2009 compared to the same period in 2008.  Interest income decreased by $8,136,000, primarily due to a lower yield on earning assets and secondarily due to foregone interest income of $2,143,000 for the loans placed on nonaccrual status.  Interest expense decreased $4,233,000 due to a decrease in rates paid on average interest bearing liabilities for the year ended December 31, 2009 compared to the same period in 2008.  The net interest margin for the year ended December 31, 2009 decreased 43 basis points to 3.88% from the net interest margin of 4.31% for the year ended December 31, 2008.

Noninterest income for the quarter ended December 31, 2009 was $3,266,000 compared to $2,900,000 for the same period in 2008 representing an increase of $366,000, or 12.6%.  Service charges on deposits decreased $111,000 to $1,591,000 for the fourth quarter of 2009 compared to $1,702,000 for the fourth quarter of 2008, while other fees and charges increased by $117,000 to $1,052,000 for the fourth quarter of 2009 compared to $935,000 for the same period in 2008.  Noninterest income for the year ended December 31, 2009 increased $3,858,000, or 38.0%, to $14,010,000 from $10,152,000 for the year ended December 31, 2008.  The primary reason for the increase in noninterest income in 2009 compared to 2008 was due to an impairment charge on FNMA Preferred Stock of $3,284,000 during the third quarter of 2008.  Service charges on deposit accounts decreased $679,000 to $6,483,000 for the year ended December 31, 2009 compared to $7,162,000 for the year ended December 31, 2008.  Other fees and charges increased $383,000 to $4,265,000 for the year ended December 31, 2009 compared to $3,882,000 for the year ended December 31, 2008.

Noninterest expenses increased $14,291,000 to $23,874,000 for the fourth quarter of 2009 from $9,583,000 for the fourth quarter of 2008.  The reason for the increase was due to a goodwill impairment charge of $15,187,000 during the fourth quarter of 2009.  Salaries and employee benefits decreased $566,000 in the fourth quarter of 2009 from the same period in 2008, and occupancy expense and furniture and equipment expense decreased $144,000 in the fourth quarter of 2009 compared to the same period in 2008.  Other real estate owned expense was $284,000 compared to zero for the same period in 2008.  Other expenses decreased $470,000 to $3,086,000 for the fourth quarter of 2009 compared to $3,556,000 for the fourth quarter of 2008.  Noninterest expense for the year ended December 31, 2009 increased $15,332,000 to $53,990,000 compared to $38,658,000 for the year ended December 31, 2008.  The reason for the increase was due to a goodwill impairment charge of $15,187,000 during the fourth quarter of 2009 as mentioned above and more fully explained below.  Salaries and employee benefits decreased $2,026,000 for the year ended December 31, 2009 from the year ended December 31, 2008 due to several cost cutting initiatives implemented by the Company in 2009.  Offsetting this decrease, FDIC deposit insurance assessments increased $1,635,000 when compared to the same period in 2008, reflecting the FDIC’s higher base assessment rate for 2009 and expenses related to the FDIC’s industry-wide emergency special assessment in the second quarter.  Occupancy expense and furniture and equipment expense decreased $114,000 for the year ended December 31, 2009 compared to the year ended December 31, 2008.

The Company recorded a benefit for income taxes for the quarter ended December 31, 2009 of $2,721,000, compared to a benefit for income taxes of $2,409,000, for the quarter ended December 31, 2008.  The benefit for income taxes for the year ended December 31, 2009 was $9,394,000, compared to a benefit for income taxes of $3,675,000 for the year ended December 31, 2008.  The Company conducted an analysis to assess the need for a valuation allowance on the deferred tax asset as of December 31, 2009.  Management considered all available evidence, including both positive and negative, as part of this assessment.  Management has determined that it is not more likely than not that all of the deferred income tax assets as of December 31, 2009 will not be realized, and therefore no valuation allowance was recorded.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-five commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers.  North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans.  Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2009	2008	$ Change	% Change
Statement of Income Data
Interest income:
Loans and leases (including fees)	$9,203	$10,989	$(1,786)	(16.3%)
Investment securities	1,169	842	327	38.8%
Federal funds sold and other	27	3	24	800.0%
Total interest income	10,399	11,834	(1,435)	(12.1%)
Interest expense:
Deposits	2,347	3,109	(762)	(24.5%)
Subordinated debentures	505	586	(81)	(13.8%)
Other borrowings	—	11	(11)	(100.0%)
Total interest expense	2,852	3,706	(854)	(23.0%)
Net interest income	7,547	8,128	(581)	(7.1%)
Provision for loan and lease losses	9,000	3,000	6,000	200.0%
Net interest income after provision for loan and lease losses	(1,453)	5,128	(6,581)	(128.3%)

Noninterest income:
Service charges on deposit accounts	1,591	1,702	(111)	(6.5%)
Other fees and charges	1,052	935	117	12.5%
Gain (loss) on sale/impairment of investment securities	—	(102)	102	(100.0%)
Other	623	365	258	70.7%
Total noninterest income	3,266	2,900	366	12.6%

Noninterest expenses:
Salaries and employee benefits	4,106	4,672	(566)	(12.1%)
Occupancy	749	790	(41)	(5.2%)
Furniture and equipment	462	565	(103)	(18.2%)
Impairment of Goodwill	15,187	—	15,187	—
Other real estate owned expense	284	—	284	—
Other	3,086	3,556	(470)	(13.2%)
Total noninterest expenses	23,874	9,583	14,291	149.1%
Loss before benefit for income taxes	(22,061)	(1,555)	(20,506)	1,318.7%
Benefit for income taxes	(2,721)	(2,409)	(312)	13.0%
Net (loss) income	$(19,340)	$854	$(20,194)	(2364.6%)

Common Share Data
(Loss) earnings per share
Basic	$(2.58)	$0.11	$(2.69)	(2445.5%)
Diluted	$(2.58)	$0.11	$(2.69)	(2445.5%)

Weighted average shares outstanding	7,495,817	7,495,817
Weighted average shares outstanding - diluted	7,495,817	7,495,817
Book value per share	$6.98	$10.31
Tangible book value	$6.89	$8.17
Shares outstanding	7,495,817	7,495,817

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2009	2008	$ Change	% Change
Statement of Income Data
Interest income:
Loans and leases (including fees)	$39,233	$47,897	$(8,664)	(18.1%)
Investment securities	4,646	4,182	464	11.1%
Federal funds sold and other	76	12	64	533.3%
Total interest income	43,955	52,091	(8,136)	(15.6%)
Interest expense:
Deposits	10,633	13,515	(2,882)	(21.3%)
Subordinated debentures	2,087	2,340	(253)	(10.8%)
Other borrowings	1	1,099	(1,098)	(99.9%)
Total interest expense	12,721	16,954	(4,233)	(25.0%)
Net interest income	31,234	35,137	(3,903)	(11.1%)
Provision for loan and lease losses	26,500	12,100	14,400	119.0%
Net interest income after provision for loan and lease losses	4,734	23,037	(18,303)	(79.5%)

Noninterest income:
Service charges on deposit accounts	6,483	7,162	(679)	(9.5%)
Other fees and charges	4,265	3,882	383	9.9%
Gain (loss) on sale/impairment of investment securities	655	(3,386)	4,041	(119.3%)
Other	2,607	2,494	113	4.5%
Total noninterest income	14,010	10,152	3,858	38.0%

Noninterest expenses:
Salaries and employee benefits	18,500	20,526	(2,026)	(9.9%)
Occupancy	3,079	3,037	42	1.4%
Furniture and equipment	1,847	2,003	(156)	(7.8%)
Impairment of Goodwill	15,187	—	15,187	—
Other real estate owned expense	2,119	89	2,030	2,280.9%
Other	13,258	13,003	255	2.0%
Total noninterest expenses	53,990	38,658	15,332	39.7%
Loss before benefit for income taxes	(35,246)	(5,469)	(29,777)	544.5%
Benefit for income taxes	(9,394)	(3,675)	(5,719)	155.6%
Net loss	$(25,852)	$(1,794)	$(24,058)	1,341.0%

Common Share Data
Loss per share
Basic	$(3.45)	$(0.24)	$(3.21)	1,337.5%
Diluted	$(3.45)	$(0.24)	$(3.21)	1,337.5%

Weighted average shares outstanding	7,495,817	7,460,564
Weighted average shares outstanding - diluted	7,495,817	7,460,564
Book value per share	$6.98	$10.31
Tangible book value	$6.89	$8.17
Shares outstanding	7,495,817	7,495,817

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2009	2008
Balance Sheet Data
Assets
Cash and due from banks	$19,378	$27,153
Federal funds sold	48,250	—
Time deposits at other financial institutions	425	—
Available-for-sale securities - at fair value	146,335	76,345
Held-to-maturity securities - at amortized cost	9	21

Loans and leases, net of deferred loan fees	602,417	693,422
Less: Allowance for loan and lease losses	(18,539)	(11,327)
Net loans and leases	583,878	682,095

Premises and equipment, net	10,319	11,418
Other real estate owned	12,377	10,408
Goodwill and core deposit intangibles, net	692	16,025
Accrued interest receivable and other assets	62,699	56,086
Total assets	$884,362	$879,551

Liabilities and Stockholders’ Equity
Deposits:
Demand, noninterest bearing	$152,421	$161,748
Demand, interest bearing	160,216	151,873
Savings and money market	189,782	157,089
Time	285,390	284,234
Total deposits	787,809	754,944
Other borrowed funds	—	3,516
Accrued interest payable and other liabilities	12,290	11,872
Subordinated debentures	31,961	31,961
Total liabilities	832,060	802,293
Stockholders’ equity	52,302	77,258
Total liabilities and stockholders’ equity	$884,362	$879,551

Asset Quality
Nonaccrual loans and leases	$46,598	$18,936
Loans and leases past due 90 days and accruing interest	—	—
Other real estate owned	12,377	10,408
Total nonperforming assets	$58,975	$29,344

Allowance for loan and lease losses to total loans and leases	3.08%	1.63%
Allowance for loan and lease losses to Nonperforming Loans	39.78%	59.82%
Allowance for loan and lease losses to Nonperforming Assets	31.44%	38.60%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Selected Financial Ratios
(Loss) return on average total assets	(8.39%)	0.39%	(2.85%)	(0.20%)
(Loss) return on average stockholders’ equity	(106.26%)	4.41%	(34.92%)	(2.23%)
Net interest margin (tax equivalent basis)	3.68%	4.15%	3.88%	4.31%
Efficiency ratio	220.79%	86.90%	119.33%	85.36%

Selected Average Balances
Loans	$619,485	$696,491	$649,806	$725,255
Taxable investments	140,024	70,082	113,711	79,851
Tax-exempt investments	15,740	16,797	15,825	19,381
Federal funds sold and other	47,169	2,160	33,587	899
Total earning assets	$822,418	$785,530	$812,929	$825,386
Total assets	$915,022	$877,463	$906,462	$913,801

Demand deposits - interest bearing	$161,046	$157,053	$154,763	$155,983
Savings and money market	188,581	162,767	177,740	176,529
Time deposits	299,321	274,608	308,419	258,030
Other borrowings	31,961	36,600	32,298	73,695
Total interest bearing liabilities	$680,909	$631,028	$673,220	$664,237
Demand deposits - noninterest bearing	$149,428	$158,621	$147,266	$157,723
Stockholders’ equity	$72,211	$76,746	$74,039	$80,287

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	December	September	June	March
	2009	2009	2009	2009
Interest income	$10,399	$10,896	$11,241	$11,419
Interest expense	2,852	3,226	3,332	3,311
Net interest income	7,547	7,670	7,909	8,108

Provision for loan and lease losses	9,000	1,500	9,000	7,000
Noninterest income	3,266	4,142	3,438	3,164
Noninterest expense	23,874	8,999	10,782	10,335

(Loss) income before (benefit) provision for income taxes	(22,061)	1,313	(8,435)	(6,063)
(Benefit) provision for income taxes	(2,721)	629	(4,346)	(2,956)
Net (loss) income	$(19,340)	$684	$(4,089)	$(3,107)

(Loss) earnings per share:
Basic	$(2.58)	$0.09	$(0.55)	$(0.41)
Diluted	$(2.58)	$0.09	$(0.55)	$(0.41)